     As filed with the Securities and Exchange Commission on May 25, 1999
                                            Registration No. 333-
                                                                 -------
                  SECURITIES AND EXCHANGE COMMISSION
--------------------------------------------------------------------------------
                       Washington.  D.C. 20549
                               Form S-8
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                        ----------------------
                        FULL TILT SPORTS, INC.
        (Exact name of registrant as specified in its charter)

Colorado                               2253                 84-1416864
(State or other jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
of incorporation or            Classification Code Number)  Identification No.)
organization)

       5525 Erindale Drive, Suite 200, Colorado Springs, Colorado 80918
                                (719) 535-0260
(Address and telephone number of registrant's principal executive offices and place of business)

           NON-QUALIFIED STOCK OPTION AND STOCK GRANT PLAN
                        CONSULTANT AGREEMENT
                      (Full title of the plans)

                          Roger K. Burnett,
                              President
                        Full Tilt Sports, Inc.
                    5525 Erindale Drive, Suite 200
                  Colorado Springs,  Colorado 80918
                            (719) 535-0260
     (Name and address and telephone number of agent for service)

                  --------------------------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                        David J. Babiarz, Esq.
                         Neil P. Movitz, Esq.
                    Overton, Babiarz & Sykes, P.C.
                       7720 E. Belleview Avenue
                      Building 46-B, Suite 200
                         Englewood, CO 80111
                            (303) 779-5900

                        ---------------------
                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------
Title of                        Proposed            Proposed aggregate  Amount of
securities to    Amount to be   maximum offering    offering price(1)   registration
be registered    registered     price per share(1)                      fee(1)
------------------------------------------------------------------------------------
Common Shares,
$.001 par value
per share        2,680,000      $3.625              $9,715,000          $2,700.77

------------------------------------------------------------------------------------
(1) Based upon the average of the bid and asked prices for the Company's Common
Stock on May 24, 1999, as required by Rule 457(h)(1).

                                PART I

          Information Required in the Section 10(A) Prospectus

     Information required by Part 1 of this Form is included in documents sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission ( the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

     This Registration Statement also contains a Prospectus, prepared in accordance with the requirements of Part I of Form S-3 (in accordance with Section C of the General Instructions to Form S-8), which covers re-offers and re-sales by directors and executive officers of the Registrant of shares of the Common Stock that may be issued under the Non-Qualified Stock Option and Stock Grant Plan (the "Plan").

P R O S P E C T U S
- - - - - - - - - -

                       FULL TILT SPORTS, INC.

                           Common Stock,
                     $.001 par value per share
                       ---------------------

     This Prospectus may be used in connection with the offering, from time to time, by certain shareholders (the "Selling Shareholders") of Full Tilt Sports, Inc. (the "Company"), of up to 2,500,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Company, which may be acquired pursuant to (i) the exercise of options (the "Options") granted to certain directors or executive officers of the Company under the Company's Non-qualified Stock Option and Stock Grant Plan (the "Plan"), or (ii) the grant of Shares to such officers and directors pursuant to that Plan.

     The Company has been advised that the Shares may be sold through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The aggregate proceeds to the Selling Shareholders from the sale of the Shares so offered will be the purchase price of the Shares sold less the aggregate commissions, discounts and other compensation, if any, paid to broker-dealers and other expenses of the offering and sale of the Shares. The Company knows of no selling arrangement between any broker-dealer and the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares but will bear all of the expenses of registering the Shares under the Securities Act of 1933, as amended (the "Securities Act"). (See "PLAN OF DISTRIBUTION")

     The shares of the Company's Common Stock are currently traded in the over-the-counter market and are quoted on the NASD Bulletin Board under the symbol "FTSX". On May 24th, 1999 the closing high bid and low asked prices of the Common Stock as reported in the Bulletin Board was $3.25 and $4.00, respectively.

     The Selling Shareholders and any broker-dealers that participate with the Selling Shareholders in the offering and sale of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. (See "PLAN OF DISTRIBUTION")

THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS," PAGE 5.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
     SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is May 25, 1999.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation, or in any jurisdiction where such solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained or incorporated by reference herein is correct as of the time subsequent to its date.

                           TABLE OF CONTENTS



AVAILABLE INFORMATION...............................................4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...................5

RISK FACTORS........................................................5
     Limited Operating History and Revenues.........................5
     Limited Trading Market For the Company's Common Stock..........5
     Penny Stock Regulation.........................................6
     Limited Capitalization and Working Capital.....................6
     Shares Eligible for Sale.......................................6
     Intense Competition............................................7
     Lack of Assured Source of Production...........................7
     Lack of Assurance of Additional Retail Outlets.................7
     No Assurance of Trademark Protection...........................7
     Dependance on Professional Athlete Endorsements................8
     Dependance on Key Personnel; Lack of Operating Experience......8
     Lack of Dividends..............................................8
     Preferred Stock Outstanding....................................8
     Regulation on Secondary Trading................................9

THE COMPANY.........................................................9

SELLING SHAREHOLDERS................................................9

PLAN OF DISTRIBUTION...............................................10

EXPERTS............................................................11

LEGAL MATTERS......................................................11

                       AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files or will file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the following regional offices: the Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities included in this Prospectus. For further information concerning the Company and the shares offered hereby, reference is made to the Registration Statement and the exhibits thereto. Any interested party may inspect the Registration Statement, and the exhibits thereto, without charge, at the public reference facilities of the Commission and may obtain copies of all or any portion of the Registration Statement from the Commission upon payment of the prescribed fees.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (File No. 0-24829);

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999 (File No. 0-24829); and

     (c) The description of the Common Stock contained in the Company's Registration Statement on Form 10-SB dated August 24, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares described in this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, copies of any or all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Full Tilt Sports, Inc., 5525 Erindale Drive, Suite 200, Colorado Springs, Colorado 80918, telephone: (719) 535-0260, attention: Roger K. Burnett, President.

         SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus (including the documents incorporated herein by reference) contains "forward-looking statements" within the meaning of the federal securities laws. Such forward-looking statements include, without limitation, statements regarding the Company's need for working capital, future revenues and results of operations and are identified by words such as "anticipates,' "plans," "expects" and "estimates." A variety of factors could cause the Company's actual results to differ materially from those contemplated by these forward-looking statements, including, without limitation, those discussed under "Risk Factors" below. Most of these factors are beyond the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements.

                            RISK FACTORS

     THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE PURCHASER OF THE SHARES OFFERED HEREBY SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS BUT SHOULD GIVE SPECIAL CONSIDERATION TO THE RISK FACTORS DESCRIBED BELOW.

     1. Limited Operating History and Revenues. The Company was organized on June 30, 1997, and has a very limited operating history and very limited revenues. Activities to date have been limited to designing, ordering and distributing in a very limited manner the Apparel Line, obtaining endorsement agreements with athletes, organizational efforts and obtaining financing. Activities have also included delivering the Company's first order for inventory, and its products are currently offered for sale by one Colorado retailer with multiple stores. The Company must be considered in the development stage and in the very early phases of its development, embarking upon a new venture. Prospective investors should be aware of the difficulties encountered by such enterprises, as the Company faces all the risks inherent in any new business, including the absence of any prior operating history, need for working capital, lack of market recognition and intense competition. The likelihood of success of the Company must be considered in light of such problems, expenses and delays frequently encountered in connection with the operation of a new business and the competitive environment in which the Company will be operating.

     2. Limited Trading Market For the Company's Common Stock. Although there presently exists a public market for the Company's Common Shares, there can be no assurance that such a market can be sustained. The investment community could show little or no interest in the Company in the future. The Company's Common Shares are currently traded in the over-the-counter market and are quoted on the Bulletin Board maintained by the NASD. During the period from March 8, 1999, when the Company commenced trading, until May 24th, 1999 the date of the most recent sale as of the date of this Prospectus, the average amount of shares traded was 3200 per day. Many broker-dealers acting as market makers for securities traded in the over-the-counter market have ceased trading securities which are not listed in Nasdaq. This concern arises from new rules relating to securities which are not quoted on Nasdaq, which securities are referred to as "penny stocks." Failure of the Company to achieve listing in Nasdaq will likely affect the trading market for its Common Shares in the future.

     3. Penny Stock Regulation. Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this offering may find it more difficult to sell their securities.

     4. Limited Capitalization and Working Capital. The Company has extremely limited capitalization and is dependent on the Company achieving profitable operations and receipt of additional financing to continue as a going concern. Prior to the date of this Prospectus, the Company has received approximately $620,000 from investors. This amount does not include sales of
stock to the founding shareholders, officers and directors.   This amount has
been budgeted for a limited period of time and the Company will likely require additional capital from outside sources. If the Company obtains a substantial order, it may require substantial working capital to finance inventory production and accounts receivable. The Company does not expect this to be a problem since deposits are typically received from retailers for large orders, which will decrease the demand for working capital to purchase these orders. Although the Company will endeavor to finance its working capital needs through additional debt or equity financing, there is no assurance that this financing can be obtained on terms acceptable to the Company. The Company does not consider itself a candidate for conventional bank financing due to limited assets and operating history.

     5.   Shares Eligible for Future Sale.   Prior to the date of this
Prospectus, the Company has registered an additional 861,653 shares of Common Stock for sale by other selling shareholders. These shares may be sold at any time. Further, the Company has reserved 105,700 shares of Common Stock underlying outstanding warrants, and 50,000 shares underlying Preferred Stock, all of which may be issued and sold at any time. Finally, an aggregate of 3,253,351 shares are owned by officers and directors of the Company, and may be sold in the future under Rule 144 of the Securities Act. Do to the limited trading market for the Common Stock, sale of any of these shares in the future could depress the price of the Common Stock and adversely affect sales by shareholders in the future.

     6. Intense Competition. Competition in the apparel industry is intense. Success is often based on the recognition of a manufacturer's name or trademark or relationships between manufacturers and retailers. As the Company is a new entrant in the apparel industry, it has not yet developed name recognition or distribution relationships. The Company's marketing concept, based upon a perceived attitude encompassed in its trademark, is not unique and the Company must expend substantial resources to establish itself as a desirable line of apparel in a competitive market. The Company's business plan envisions expediting this development through endorsement arrangements with professional athletes. However, as these relationships are newly established, there is no assurance the Company's plan will be successful. The Company is only beginning discussions with established retailers to market and distribute its product line. Due to the Company's status as a development stage enterprise, the Company is at a competitive disadvantage with regard to market recognition, financial and personnel resources, compared to its competitors.

     7.   Lack of Assured Source of Production.   In order to obtain an initial
inventory of apparel items, the Company has contracted with independent third parties for production and labeling to its specifications. Due to constraints on working capital, the Company has ordered such items in limited quantities, and has no long-term contract for the production of such items. Items ordered by the Company are generally of standard design and color, distinguished by the Company's logo and labels. While management believes that the Company will have a ready source of materials and manufacturers for its apparel items, there is no assurance that such inventory can be acquired at desired costs and quality standards. The Company has only ordered in very limited quantities to date, and delivery of future merchandise will be subject to financing and production schedules of the manufacturers. The lack of a long-term contract and business relationship with current sources of supply present a risk that the Company may not be able to acquire future inventory to meet demand.

     8. No Assurance of Additional Retail Outlets. The Company's plan of operation contemplates distribution of its apparel items through retail outlets, such as department stores and sporting goods stores located on the front range of Colorado. The Company currently has a firm commitment for distribution with one retailer with multiple stores in Colorado and this retailer has commenced sale of the Company's products. Although the Company has discussed preliminary arrangements for distribution with a number of other retail outlets, it currently has no other firm commitments or contracts for that purpose, except as stated above. As a result, there is no assurance that the Company will have an assured source of distribution for its products. In addition, due to the recent entry of the Company into the retail clothing market, retailers may be reluctant to accept its product pending future demonstration of success.

     9. No Assurance of Trademark Protection. The Company has developed the word and logo trademark "FTS" and "Flip The Switch" with stylized lettering that they believe portrays an aggressive sports attitude in order to capitalize on the popularity of similar sports slogans. The value of the Apparel Line will depend to a large degree on name recognition of the Company's trademark, and a substantial effort has been made to exploit the name in marketing the Company's products. Although the Company has taken what it believes are appropriate steps to ensure that these trademarks will be protected and not challenged, including use of the trademark in interstate commerce, applying for federal trademark registration with the U.S. Patent and Trademark Office and registering the trademark with the Colorado Department of State, there is no assurance that other prior users of the trademark do not exist. If a prior user exists, that user may request a court-ordered injunction prohibiting the Company's use of the trademark in that locale in a manner that conflicts with the prior user. There is no assurance that registration will be granted and the Company cannot guarantee that a challenge will not arise in the future to the use of the trademark in a particular location.

     10.  Dependence on Professional Athlete Endorsements.   Acceptance of the
Apparel Line will depend to a large degree on the uniqueness and strength of the Company's trademark and concept, anticipated to be provided by endorsement and exposure by high profile professional athletes. These endorsements are expected to give the Company an advantage to compete in the apparel industry. Toward that end, the Company has recently entered into agreements with three members of the Denver Broncos Football Team, a well known former professional baseball player and a professional boxer to provide endorsement and advertising on the Company's behalf. These agreements provide for appearances, television and print advertising and other forms of marketing and public relations on the Company's behalf and will continue through calendar year 1999. As the Company has only recently entered into such agreements, the impact on recognition of the Company's name and product remains unknown. However, the Company will undertake efforts to exploit these arrangements in the immediate future. Management also anticipates efforts to obtain contracts with additional high-profile athletes in the same and other sports.

     11. Dependence on Key Personnel; Lack of Operating Experience. Due in part to its lack of operating history, success of the Company will depend upon the management efforts and expertise of certain of its officers and directors especially, Messrs. Roger Burnett and Joseph DeBerry. These individuals will be responsible for overseeing the production and distribution of the Apparel Line, operation of the business and expansion into additional markets.
However, such individuals have little experience in the operation of a business such as that of the Company. Both of these individuals are former members of professional baseball organizations and have spent a majority of their adult life participating in baseball. Messrs. Burnett and DeBerry may retain the services of outside consultants to assist in management and operation of the business where appropriate. While management believes it has the requisite expertise to operate the Company's business, there is no assurance that those efforts will result in profit to the Company. Further, the loss of any of these individuals could adversely effect the conduct of the Company's business. The Company does not intend to obtain key man insurance on the life of any of its officers or directors.

     12. Lack of Dividends. The Company has paid no dividends on its Common Stock to date, and there are no plans to pay any in the foreseeable future. Initial earnings which the Company may realize, if any, will be retained to finance growth of the Company. Any future dividends, of which there can be no assurance, will be directly dependent upon the earnings of the Company, its financial requirements and other factors.

     13.  Preferred Stock Outstanding.   The Articles of Incorporation of the
Company authorized the issuance of a maximum of 5,000,000 shares of preferred stock, par value $.01 per share. The Company recently authorized 150,000 Series A Preferred Shares, of which 50,000 shares have been issued. The Series A Preferred Shares carry a cumulative, preferred dividend of 10% for the first two years, following which the holders are entitled to 3.75% of the net profits of the Company during years three to five. The Series A Preferred Shares are also convertible into the shares of the Company's Common Stock on a one-to-one basis at the option of the holder until the fifth anniversary of the date of issuance, following which the Series A Preferred Shares convert automatically. Profit sharing and dividend privileges inuring to the holder of the Series A

Preferred Shares will operate to the disadvantage of holders of the Company's Common Stock so long as Series A Preferred Shares are outstanding. Moreover, the Company has the ability to issue additional shares of Preferred Stock in the future, which terms may include preferences as to voting, dividends and distributions on liquidation.

     14.  Regulation on Secondary Trading.   In order to enhance the ability of
Company shareholders to trade the Common Shares in any secondary market which might develop, management published information in Standard & Poor's Corporation Records. Statutes or regulations in most states permit trading in the secondary market for the securities of any entity published in a recognized securities manual. The Company hopes to avail itself of the benefits of that exemption in any secondary market which might develop. However, there is no assurance that such publication will be achieved or that a secondary market will in fact develop.

     The Company has registered or qualified the sale of its Common Shares only in the State of Colorado. Accordingly, investors may have difficulty selling their securities outside that state, should they desire to do so.



                            THE COMPANY

     Full Tilt Sports, Inc. manufactures and distributes an apparel line of sportswear capitalizing on its logo and trademarks. The Company was organized under the laws of the State of Colorado on June 30, 1997. Since that date, it has had manufactured an inventory of its products, has marketed its products through advertisement and endorsements by professional athletes, and has distributed its products in a limited manner through personal distribution by management and through retail outlets primarily in Colorado.

     All of the Company's products are manufactured by independent third parties. The Company currently has a distribution agreement with one retailer with 13 outlets in Colorado and outlets in Arizona and Wyoming, and has endorsement contracts with five professional athletes. The Company maintains its executive and administrative offices in Colorado Springs at 5525 Erindale Drive, Suite 200, Colorado Springs, Colorado 80918.


                        SELLING SHAREHOLDERS

     The Selling Shareholders consists of all persons to whom Shares may be issued under the Plan and who are directors or executive officers of the Company and are therefore deemed to be affiliates for purposes of Rule 144 promulgated pursuant to the Securities Act. The following table sets forth, as of May 24th, 1999: (i) the name of each Selling Shareholder, (ii) his position with the Company and its predecessor or affiliates, over the last three years, (iii) the number of Shares of Common Stock beneficially owned by each Selling Shareholder as of that date, (iv) the number of Shares of Common Stock issued or issuable under the Plan to each Selling Shareholder based on Options or grants at that date, which is also the number of shares covered by this Prospectus that may be sold for the account of such Selling Shareholder, and (v) the number of Shares and percentage of class that would be owned by each Selling Shareholder if all such registered Shares were issued to and sold by the Selling Shareholder. If Options or Shares are granted to additional Selling Shareholders in the future, a Prospectus Supplement will be filed amending the table. None of the Selling Shareholders named in the table has had any position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates, other than as described below.


Name and Position                Number        Number of       Percentage of
-----------------                ------        ---------       -------------
                                 of Shares     Shares Covered  Ownership
                                 ---------     --------------  ---------
                                 Beneficially  By This         After Offering
                                 ------------  -------         --------------
                                 Owned         Prospectus      is Completed
                                 -----         ----------      ------------

Roger K. Burnett                 877,618       200,000         17.42%
President, Chief Executive
Officer, Chief Financial Officer
and Director

Joseph F. DeBerry                862,618       200,000         17.03%
Vice President, Secretary,
Treasurer and Director

J. Fisher DeBerry                825,000        25,000         21.53%
Executive Vice President
and Director

Bill M. Conrad                   449,591       200,000          6.41%
Director

Raymond E. McElhaney             238,524        25,000          5.75%
Director

                        PLAN OF DISTRIBUTION

     All of the Shares offered hereby would be sold for the accounts of the Selling Shareholders. The Company would not receive any of the proceeds from the sale of the Shares.

     The Company has been advised that the Shares may be sold from time to time by the Selling Shareholders, or by any pledgee or other successor in interest to the Selling Shareholders, in regular brokerage transactions on a national securities exchange or in the over-the-counter market, in transactions directly with market makers, in privately negotiated transactions, or through a combination of such methods at fixed prices (which may be changed), at market prices prevailing at the time of sale, or at negotiated prices.

     The Selling Shareholders, or any pledgee or other successor in interest, may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders, any pledgee or other successor in interest, or the purchasers of Shares for whom such broker-dealers may act as agent, or to whom they sell as principal, or both which compensation, as to a particular broker-dealer, may be in excess of customary commissions. The Selling Shareholders and any such underwriters, dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriters, dealers and agents may engage in transactions with, and perform services for, the Company.

     Certain expenses in connection with the registration of the Shares under the Securities Act, including fees and expenses of the Company's counsel and accountants, filing fees and printing expenses, will be borne by the Company. Each Selling Shareholder will bear his or her own legal and accounting expenses, if any, as well as all transfer taxes, discounts, concessions, commissions or other compensation paid to broker-dealers.

     Any Shares that qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be sold under the Rule rather than pursuant to this Prospectus.

     There can be no assurance that the Selling Shareholders will sell any or all of the Shares covered by this Prospectus.

                              EXPERTS

     The audited balance sheet of the Company as of December 31, 1998, statement of operations, changes in shareholder's equity and cash flows for the fiscal year ended December 31, 1998 and the period June 30, 1997 (inception) through December 31, 1998 included in the Company's Annual Report on Form 10-KSB, incorporated by reference in this Registration Statement and Prospectus, have been incorporated herein in reliance on the report of Kish, Leake and Associates, P.C. independent public accounts, given on the authority of that firm as experts of accounting and auditing.

                           LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon for the Company by Overton, Babiarz & Sykes, P.C., Englewood, Colorado. David J. Babiarz, a member of that firm, individually and through a partnership in which he is the general partner, owns an aggregate of 10,000 shares of the Company's Common Stock.

                               PART II

            Information required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

     The following documents filed by Full Tilt Sports, Inc. (the "Company" or the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (File No. 0-24829);

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999 (File No. 0-24829); and

     (c) The description of the Common Stock contained in the Company's Registration Statement on Form 10-SB dated August 24, 1998.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

Item 4. Description of Securities

     All of the securities being registered are registered under Section 12 of the Exchange Act.

Item 5. Interest of Named Experts and Counsel

     Included in the Prospectus.

Item 6.  Indemnification of Directors and Officers

     Section 7-109-103 of the Colorado Business Corporation Act (the "Act") provides that a corporation organized under Colorado law shall be required to indemnify a person who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan (a "Director") or officer of the corporation and who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation.

     Section 7-109-102 of the Act provides, generally, that a corporation may indemnify a person made a party to a proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the Corporation, the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding. Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

     The Company's Articles of Incorporation provide for indemnification of directors and officers to the full extent permitted under Colorado law. The Company may also, but is not obligated to, indemnify any person who is or was an officer, agent or employee of the Company to a greater extent than a director.

     Section 7-108-402 of the Act provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in ss. 7-108-403, or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective.

     The Company's Articles of Incorporation limit director's liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Colorado law.




Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     See Exhibit Index and Exhibits at the end of this Registration Statement.


Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are bing made, a post-effective amendment to this registration statement to include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

     (2) For the purpose of determining any liability under the Securities Act of 1933, to treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of El Paso, State of Colorado on the 25th day of May, 1999.

                              FULL TILT SPORTS, INC.


                              By: /s/ Roger K. Burnett
                                 ----------------------------------
                              Roger K. Burnett, President, Chief Executive
                              Officer, Chief Financial Officer and Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signatures                         Title                          Date
----------                         -----                          ----

/s/ Roger K. Burnett
------------------------   President, Chief Executive Officer,    May 25, 1999
Roger K. Burnett           Chief Financial Officer and Chairman   ------------
                           of the Board of Directors

/s/ J. Fisher DeBerry      Executive Vice President and Director  May 25, 1999
------------------------                                          ------------
J. Fisher DeBerry

/s/ Joseph F. DeBerry      Vice President, Secretary, Treasurer   May 25, 1999
------------------------   and Director                           ------------
Joseph F. DeBerry

/s/ Bill M. Conrad         Director                               May 25, 1999
------------------------                                          ------------
Bill M. Conrad

/s/ Raymond E. McElhaney   Director                               May 25, 1999
------------------------                                          ------------
Raymond E. McElhaney

Exhibit No.         Description
-----------         -----------

5 Opinion of Overton, Babiarz & Sykes, P.C. regarding the legality of the securities registered hereunder

15                  Not Applicable

23.a                Consent of Kish, Leake & Associates

23.b                Consent of Overton, Babiarz & Sykes, P.C. (included in
                    Exhibit 5)

24                  Not Applicable

                             EXHIBIT 5

             Opinion of Overton, Babiarz & Sykes, P.C.